UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	001-38154	34-200-8348
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

(Address, Including Zip Code of Principal Executive Offices)

863-937-8985

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) In connection with the election of J. Charles Plumb, Captain, USNR (Ret.) to the Board of Directors (the “Board”) of Coda Octopus Group, Inc. (the “Company”) (discussed below in Item 5.07), he will be paid a quarterly fee of $10,000. In addition, he was awarded 6,434 shares of common stock of the Company which will vest on the first anniversary of his election.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 10, 2019, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following matters were submitted to a vote of the stockholders of the Company:

		For	Against	Abstain

1.	Election of Directors

Annmarie Gayle		7,637,557	12,231	2,150
Michael Hamilton		7,636,655	13,032	2,252
Mary Losty		7,457,661	191,928	2,350
G. Tyler Runnels		7,613,473	36,115	2,351
J. Charles Plumb		7,637,283	11,305	3,351

2.	Ratification of Appointment of Frazier & Deeter, LLC. as the Company’s independent registered public accounting firm	7,607,295	11,620	33,024

3.	Approval on an advisory basis of executive compensation	7,564,788	64,242	20,909

Per Wimmer was not nominated for re-election as director.

Item 8.01 Other Events.

Following the Annual Meeting, the Company’s Board of Directors appointed the following members to committees of the Board:

Audit Committee: Michael Hamilton (Chairman), Mary Losty, J. Charles Plumb

Nominating Committee: Mary Losty, G. Tyler Runnels, J. Charles Plumb

Compensation Committee: Michael Hamilton, Mary Losty, G. Tyler Runnels

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2019

Coda Octopus Group, Inc.

By:	/s/ Annmarie Gayle
Chief Executive Officer